Exhibit 11

                      W.W. Grainger, Inc. and Subsidiaries
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE


                                                   Three Months Ended March 31,
                                                  ------------------------------
                                                           1997         1996
                                                       -----------  -----------

Average number of shares outstanding during
  the period ........................................    52,444,172   50,941,982
Common equivalent shares:
  Shares issuable under outstanding options
    which are dilutive ..............................     1,461,688    1,402,351
  Shares which could have been purchased based
    upon the average market value for the period ....       980,603      980,255
                                                        -----------  -----------

                                                            481,085      422,096

Dilutive effect of exercised options prior to being
  exercised .........................................        13,157       16,618
                                                        -----------  -----------

                                                            494,242      438,714
                                                        -----------  -----------

Weighted average number of common and
  common equivalent shares outstanding ..............    52,938,414   51,380,696
                                                        ===========  ===========

Net earnings ........................................   $54,609,000  $50,124,000
                                                        ===========  ===========

Net earnings per common and common
  equivalent share ..................................   $      1.03  $      0.98
                                                        ===========  ===========




Note: The computation of earnings per share assuming full dilution is the same as set forth above.
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